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                                                              January 15, 1997


California Federal Preferred
  Capital Corporation
200 Crescent Court, Suite 1350
Dallas, Texas  75201


                           Re:      Registration Statement on Form S-11
                                    Registration No. 333-16609
                                    --------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel for California Federal Preferred Capital Corporation, a Maryland corporation (the "Company"), and California Federal Bank, A Federal Savings Bank, in connection with the above-captioned registration statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on November 22, 1996, Amendment No. 1 to the Registration Statement dated January 7, 1997 ("Amendment No. 1") and Amendment No. 2 to the Registration Statement dated January 15, 1997 ("Amendment No. 2") for the purpose of registering Series A Preferred Shares (the "Preferred Shares") of the Company in connection with the sale of such Preferred Shares to the public.

                  In this connection, we have examined the Registration Statement, Amendment No. 1 and Amendment No. 2 thereto and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, and we have assumed (i) that such documents will not be amended and (ii) that the parties to such documents will comply with the terms thereof.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all docu-



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California Federal Preferred Capital Corporation
January 15, 1997
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ments submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we are relying upon statements, representations, and certifications of officers and other representatives of the Company.

                  In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

                  We express no opinions as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

                  Based upon and subject to the foregoing, and subject to the qualifications set forth therein, we adopt the opinions expressed in the Registration Statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS" as our opinion in this matter.

                  This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We



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California Federal Preferred Capital Corporation
January 15, 1997
Page 3


hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement and the filing of this opinion with the Commission as
Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "FEDERAL INCOME TAX CONSIDERATIONS" set forth in the Registration Statement filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                  Very truly yours,


                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP